Exhibit 99.2 1st Quarter Fiscal 2019 May 22, 2018 Results Conference Call

Forward Looking Statements, Non‐GAAP Financial  Measures and Other Information This presentation contains “forward‐looking statements”. Other than statements of historical facts, all statements contained in  this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and  objectives of management, are forward‐looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,”  “estimate,” “intend,” “should,” “could,” “project,” and  similar expressions, as well as statements in future tense, identify  forward‐looking statements. You should not consider forward‐looking statements as a guarantee of future performance or  results. Forward‐looking statements are based on information available at the time those statements are made and/or  management’s good faith belief at that time  with respect to future events. Such statements are subject to risks and  uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward‐looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are  discussed in our Transition Report on Form 10‐K filed with the Securities and Exchange Commission (“SEC”) on  March 2, 2018 and other filings with the SEC. The forward‐looking statements in this presentation are expressly qualified in  their entirety by this cautionary statement. The Company undertakes no obligation to update these forward‐looking statements  to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non‐GAAP” financial measures as defined by Regulation G of the SEC. As required by the  SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G  slides included as slides 13 through 21 of this presentation. Non‐GAAP financial measures should be considered in addition to,  but not as a substitute for, our reported GAAP results. 2

Participants and Agenda Participants  Steven E. Nielsen President & Chief Executive Officer Timothy R. Estes Chief Operating Officer  H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel Agenda Introduction and Q1‐19 Overview Industry Update Financial & Operational Highlights Outlook Conclusion Q&A 33

Q1‐19 Overview and Highlights  Strengthening market opportunities despite near‐term revenue declines  Contract revenues of $731.4 million in Q1‐19, included $14.8 million of revenue from storm restoration services. Excluding revenues from storm restoration services and acquired businesses, revenues declined 10.0% organically.  Operating performance impacted by prolonged winter weather throughout the quarter and costs incurred associated with the initiation of large customer programs  Non‐GAAP Adjusted EBITDA for the quarter ended April 28, 2018 of $73.7 million, or 10.1% of revenue, compared to $108.2 million, or 13.8% of revenue for the quarter ended April 29, 2017  Non‐GAAP Adjusted Diluted EPS of $0.65 per share  for the quarter ended April 28, 2018, compared to $1.30 per share for the quarter ended April 29, 2017  Acquired certain assets and liabilities of a communications construction and maintenance services provider in the Midwest for $20.9 million in March 2018  Solid operating cash flows and liquidity  Operating cash flows of $24.6 million in Q1‐19  Liquidity of $459.3 million at the end of Q1‐19 consisting of cash of $57.9 million and $401.4 million of availability under our credit facility. No outstanding revolver borrowings at the end of Q1‐19. See “Regulation G Disclosure” slides 13‐21 for a reconciliation of GAAP to Non‐GAAP financial measures. 4

Industry Update  Industry increasing network bandwidth dramatically  Major industry participants deploying significant 1 gigabit wireline networks  Emerging wireless technologies are driving significant wireline deployments  Wireline deployments necessary to facilitate expected decades long deployment of  fully converged wireless/wireline networks that will enable high bandwidth low  latency applications  Industry effort required to deploy these converged networks continues to  meaningfully broaden our set of opportunities   Total industry developments in aggregate are robust   Delivering valuable service to customers   Currently providing services for 1 gigabit full deployments across the country in  dozens of metropolitan areas to a number of customers   Have secured and are actively working on a number of converged wireless/wireline  multi‐use networks  Customers are revealing with more specificity multi‐year initiatives that are being  implemented and managed locally  Our ability to provide integrated planning, engineering and design, procurement and  construction and maintenance services provides value to several industry participants  Dycom’s scale, market position and financial strength position it well as opportunities  continue to expand 5

Revenue Highlights Organic % adjusted for revenues from acquired businesses and storm restoration services, when applicable.   Q1‐19 organic decline of 10.0%  Top 5 customers decreased 8.8%  organically, impacted by the moderation  in spending by two large customers  All other customers decreased 14.2%  organically (a) (b) (b) (a) Organic % growth adjusted for additional week in Q4‐16 (b) Due to the change in the Company’s fiscal year end,  the  Company’s fiscal 2018 six month transition  period consisted of Q1‐18 and Q2‐18.  Top 5 customers in the quarters ended  April 28, 2018 and April 29, 2017 represented  78.8% and 78.4% of revenues, respectively  Strong organic growth with Verizon at 82.7% Dycom’s ability to gain share and expand geographic reach meaningfully increases the long‐term value  of our maintenance and operations business  See “Regulation G Disclosure” slides 13‐21 for a reconciliation of GAAP to Non‐GAAP financial measures. 6

Backlog and Awards

Financial charts - $ in millions



Backlog
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$6,031
$5,203
$5,112
$5,470
$6,016
$6,198
$5,847
$5,877
$2,323
$2,208
$2,363
$2,410
$2,794
$3,039
$3,047
$2,976
Q4 16
Q1 17
Q2 17
Q3 17
Q4 17
Q1 18(a)
Q2 18(a)
Q1 19
Next 12 month backlog



Employees
15,000
14,000
13,000
12,000
11,000
10,000
9,000
8,000
7,000
6,000
5,000
12,777
13,204
13,236
14,163
14,227
14,393
14,368
14,607
Q4 16
Q1 17
Q2 17
Q3 17
Q4 17
Q1 18(a)
Q2 18(a)
Q1 19

(a) Due to the change in the Company's fiscal year end, the Company's fiscal 2018 six month transition period consisted of Q1-18 and Q2-18.

Selected Current Awards and Extensions

Customers	*Description*	*Area*	*Approximate Term (in years)*
Verizon	Engineering & Construction Services	Various	2-3
Comcast	Construction & Maintenance Services	Michigan, Pennsylvania, Florida	1-2
AT&T	Wireless Services	Georgia	2
CenturyLink	Engineering Services	Oregon, Montana, Arizona, Wyoming, Virginia	1-2
AT&T	Locating Services	California	3

Notes: Our backlog estimates represent amounts under master service agreements and other contractual agreements for services projected to be performed over the terms of contracts. These estimates are generally based on contract terms and assessments regarding the timing of the services to be provided. In the case of master service agreements, backlog is calculated based on the work performed in the preceding twelve month period, when available. When estimating backlog for newly initiated master service agreements and other long and short term contracts, we also consider the anticipated scope of the contract and information received from the customer in the procurement process. A significant majority of our backlog estimates comprise services under master service agreements and other long term contracts. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others.

7

Financial Highlights Financial charts ‐ $ in millions, except earnings per share amounts  As a % of Contract Revenues      13.8%                         10.1%  Revenues of $731.4 million in Q1‐19 declined organically 10.0% from the year‐ago quarterly period  Moderation in Q1‐19 from two large customers and declines from certain other customers  Storm restoration services contributed $14.8 million of revenue during Q1‐19   Acquired businesses contributed $15.4 million in Q1‐19, compared to $7.1 million in the quarter ended  April 29, 2017  Non‐GAAP Adjusted EBITDA at 10.1% in Q1‐19, down from 13.8% in the year‐ago quarterly period. Adjusted EBITDA %  impacted by prolonged winter weather and costs incurred associated with the initiation of large customer programs.  Non‐GAAP Adjusted Diluted EPS of $0.65 in Q1‐19, compared to $1.30 in the quarter ended April 29, 2017 8 See “Regulation G Disclosure” slides 13‐21 for a reconciliation of GAAP to Non‐GAAP financial measures

Liquidity Overview Financial tables ‐ $ in millions Strong balance sheet and liquidity Robust operating cash flows * (a) Availability on Revolver presented net of $48.6 million L/C’s under the Senior Credit Facility at  each of January 27, 2018 and April 28, 2018  Balance sheet reflects the strength of our business  Solid operating cash flows of $24.6 million during the quarter  ended April 28, 2018  Liquidity of $459.3 million at the end of Q1‐19   DSO of 92 days decreased sequentially from          consisting of availability under our Credit Facility and  January 27, 2018 cash on hand  Capital expenditures, net of disposals at $26.5 million for the  quarter ended April 28, 2018  Acquired certain assets and liabilities of a communications  construction and maintenance services provider in the  Midwest for $20.9 million in March 2018 *DSO is calculated as the summation of current accounts receivable (including unbilled receivables), plus contract assets, less  contract liabilities (formerly referred to as billings in excess of costs and estimated earnings) divided by average revenue per day  during the respective quarter.   9

Annual Outlook for Fiscal Year Ending January 26, 2019 (Fiscal 2019)

DYCOM

Financial table- $ in millions, except earnings per share amounts (% as a percent of contract revenues, except as noted for Effective Income Tax Rate)

Fiscal 2019 Outlook

	Trailing 4 Quarters Ended Jan. 27, 2018	*Outlook Fiscal 2019*
Contract Revenues	$ 2,978	**$ 3,230 - $ 3,430**
Diluted Earnings per Common Share – GAAP	$ 4.74	**$ 3.81 - $ 4.70**
Non-GAAP Adjusted Diluted Earnings per Common Share	$ 3.88	**$ 4.26 - $ 5.15**
Non-GAAP Adjusted EBITDA %	12.9%	**12.4% - 12.9%**

Other Expectations

	Trailing 4 Quarters Ended Jan. 27, 2018	*Outlook Fiscal 2019*
Depreciation	$ 138.1	$ 155 - $ 160
Amortization	$ 24.6	$ 23
Share-based compensation *(Amount is included in General & Administrative Expense)*	$ 23.1	$ 25 - $ 26
Non-GAAP Adjusted Interest Expense *(Excludes non-cash amortization of debt discount of $18.1 million for Trailing 4 Quarters Ended Jan. 27, 2018 and $19.1 million for FY-19)*	$ 20.6	$ 23 - $ 24
Other Income, net *(Includes gain on sales of fixed assets of $18.9 million for Trailing 4 Quarters Ended Jan. 27, 2018 and expectation of $15 - $17 million in FY-19)*	$ 17.1	$ 11 - $ 13
Non-GAAP Adjusted Effective Income Tax Rate *(as a % of Adjusted Non-GAAP Income before Taxes)*	37.0%	27.5%
Adjusted Diluted Shares – Non-GAAP	31.8 million	31.9 million

- Revenue outlook for Fiscal 2019 reflects our expectations of the following:
  - Accelerating fiber deployments for emerging wireless technologies
  - Increasing wireless services
  - Solid demand from several large customers reflecting 1 gigabit deployments and fiber deep cable capacity projects
- Outlook for Fiscal 2019 reflects actual results for Q1-19 and the anticipated timing of activity on large customer programs and the related impacts on revenues and margins

See "Regulation G Disclosure" slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures.

10

Looking Ahead to the Quarter Ending July 28, 2018 (Q2-2019)

DYCOM

Financial table- $ in millions, except earnings per share amounts (% as a percent of contract revenues, except as noted for Effective Income Tax Rate)

Q2-19 Outlook

	Quarter Ended July 29, 2017	*Outlook - Quarter Ending July 28, 2018 (Q2-2019)*
Contract Revenues	$ 780.2	**$ 830 - $ 860**
Diluted Earnings per Common Share – GAAP	$ 1.38	**$ 1.02 - $ 1.17**
Non-GAAP Adjusted Diluted Earnings per Common Share	$ 1.47	**$ 1.13 - $ 1.28**
Non-GAAP Adjusted EBITDA %	15.1%	**12.4% - 12.8%**

Other Expectations

	Quarter Ended July 29, 2017	*Outlook - Quarter Ending July 28, 2018 (Q2-2019)*
Depreciation	$ 34.0	$ 39.0 - $ 39.8
Amortization	$ 6.3	$ 5.8
Share-based compensation *(Amount is included in General & Administrative Expense)*	$ 4.9	$ 6.6
Non-GAAP Adjusted Interest Expense *(Excludes non-cash amortization of debt discount of $4.5 million for the Quarter Ended July 29, 2017 and expectations of $4.8 million in Q2-19)*	$ 5.2	$ 5.8
Other Income, net *(Includes Gain on sales of fixed assets of $6.6 million for the Quarter Ended July 29, 2017 and expectation of $3.8 - $4.4 million in Q2-19)*	$ 6.0	$ 2.9 - $ 3.5
Non-GAAP Adjusted Effective Income Tax Rate (as a % of Adjusted Non-GAAP Income before Taxes)	37.4%	27.5%
Adjusted Diluted Shares – Non-GAAP	31.7 million	31.9 million

- Revenue outlook for Q2-2019 reflects our expectations of the following:
  - Accelerating fiber deployments for emerging wireless technologies
  - Wireless services begin to ramp
  - Solid demand from several large customers reflecting 1 gigabit deployments and fiber deep cable capacity projects

See "Regulation G Disclosure" slides 13-21 for a reconciliation of GAAP to Non-GAAP financial measures.

11

Conclusion Firm and strengthening end market opportunities  Fiber deployments in contemplation of emerging wireless technologies have begun in  many regions of the country. A significant number of new project initiations are occurring.   Wireless construction activity in support of expanded coverage and capacity is poised to  accelerate.  Telephone companies are deploying FTTH to enable video offerings and 1 gigabit  connections. This activity has begun to increase.  Cable operators continuing to deploy fiber to small and medium businesses and  enterprises. Fiber deep deployments to expand capacity, new build opportunities and  overall cable capital expenditures are increasing.  Customers are consolidating supply chains creating opportunities for market share growth  and increasing the long‐term value of our maintenance business. We are increasingly  providing integrated planning, engineering and design, procurement and construction and  maintenance services for our customers. Encouraged that industry participants are committed to multi‐year capital spending  initiatives; these initiatives are increasing in numbers across multiple customers 12

Appendix: Regulation G Disclosure Explanation of Non‐GAAP Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference  calls, slide presentations, and webcasts, it may use or discuss Non‐GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes  that the presentation of certain Non‐GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the  Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non‐GAAP financial measures should be considered in addition  to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non‐GAAP financial measures used in this presentation as follows: • Non‐GAAP Organic Contract Revenues ‐ contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues  from storm restoration services. Non‐GAAP Organic Contract Revenue growth (decline) is calculated as the percentage change in Non‐GAAP Organic Contract Revenues over those of the  comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods.  • Non‐GAAP Adjusted EBITDA ‐ net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock‐based compensation expense, and certain non‐recurring  items. Management believes Non‐GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of  other companies with different capital structures or tax rates.  • Non‐GAAP Adjusted Net Income ‐ GAAP net income before non‐cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of  share‐based awards, certain tax impacts of tax reform, and certain non‐recurring items.  • Non‐GAAP Adjusted Diluted Earnings per Common Share and Non‐GAAP Adjusted Diluted Shares ‐ Non‐GAAP Adjusted Net Income divided by Non‐GAAP Adjusted Diluted Shares  outstanding. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43. The measure  of Non‐GAAP Adjusted Diluted shares used in computing Non‐GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the  calculation of Non‐GAAP Adjusted Diluted shares to reflect the note hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against  potential conversion of the Notes. Management excludes or adjusts each of the items identified below from Non‐GAAP Adjusted Net Income and Non‐GAAP Adjusted Diluted Earnings per Common Share:  • Non‐cash amortization of the debt discount ‐ The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying  amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest  payments. The Company has excluded the non‐cash amortization of the debt discount from its Non‐GAAP financial measures because it believes it is useful to analyze the component of  interest expense for the Notes that will be paid in cash. The exclusion of the non‐cash amortization from the Company’s Non‐GAAP financial measures provides management with a  consistent measure for assessing financial results. • Tax impact from Tax Reform ‐ During the quarter ended January 27, 2018, the Company recognized an income tax benefit of approximately $32.2 million resulting from tax reform,  primarily due to a reduction of net deferred tax liabilities. The Company has excluded this impact because it is a significant change in the U.S. federal corporate tax rate and because the  Company believes it is not indicative of the Company’s underlying results or ongoing operations. • Tax impact of excess tax benefits as a result of ASU 2016‐09 ‐ ASU 2016‐09, Improvements to Employee Share‐Based Payment Accounting (“ASU 2016‐09”) became effective for the  Company July 30, 2017, the first day of the 2018 transition period, and changed the treatment of windfalls (or shortfalls) arising from the vesting and exercise of share‐based awards. Prior  to ASU 2016‐09, these amounts were recorded as an adjustment to additional paid‐in capital. With the adoption of ASU 2016‐09, these amounts are now captured in the Company’s  provision for income taxes. The Company excluded the impact of approximately $6.9 million of excess tax benefits during the quarter ended January 27, 2018 from its provision for income  taxes in its Non‐GAAP measures as this amount may vary significantly from period to period and excluding this amount from the Company’s Non‐GAAP financial measures provides  management with a more consistent measure for assessing financial results. • Tax impact of adjusted results ‐ The tax impact of adjusted results reflects the Company’s effective tax rate used for financial planning for the applicable period. 13

Appendix: Regulation G Disclosure Reconciliation of Non‐GAAP Financial Measures to Comparable GAAP Financial Measures Non‐GAAP Organic Contract Revenue Unaudited  ($ in millions)  (a) Q4‐16 contained 14 weeks as a result of our 52/53 week fiscal year as compared to 13 weeks in all other quarterly periods presented herein. The Q4‐16 Non‐GAAP  adjustment is calculated independently for each comparative period as (i) contract revenues less, (ii) contract revenues from acquired businesses in each applicable  period, (iii) divided by 14 weeks.   Use of Non‐GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules,  conference calls, slide presentations, and webcasts, we may use or discuss Non‐GAAP financial measures, as defined by Regulation Gof the SEC. See Explanation of Non‐GAAP  Measures on slide 13.  14

Appendix: Regulation G Disclosure

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Organic Contract Revenue – certain customers
Unaudited
($ in millions)

	Total Contract Revenue	Top 5 Customers combined*	All customers (excluding Top 5 Customers)	Verizon
GAAP Contract Revenue				
Quarter ended April 28, 2018 (Q1-19)	$ 731.4	$ 576.7	$ 154.7	$ 122.1
Quarter ended April 29, 2017 (Q3-17)	$ 786.3	$ 607.4	$ 178.9	$ 66.8
GAAP Contract Revenue - % Changes	**(7.0)%**	**(5.1)%**	**(13.5)%**	**82.8%**
Non-GAAP Adjustments				
Q1-19 - Revenue from businesses acquired in Q1-19 and Q3-17	$ (15.4)	$ (12.1)	$ (3.3)	$ (0.1)
Q1-19 - Revenue from storm restoration services	$ (14.8)	$ (14.8)	$ -	$ -
Q3-17 - Revenue from a business acquired in Q3-17	$ (7.1)	$ (4.7)	$ (2.4)	$ (0.1)
Non-GAAP Organic Contract Revenue				
Quarter ended April 28, 2018 (Q1-19)	$ 701.1	$ 549.7	$ 151.4	$ 122.0
Quarter ended April 29, 2017 (Q3-17)	$ 779.2	$ 602.7	$ 176.5	$ 66.8
Non-GAAP Organic Contract Revenue - % Changes				
Organic Contract Revenue % Change	**(10.0)%**	**(8.8)%**	**(14.2)%**	**82.7%**

* Includes AT&T, Comcast, Verizon, CenturyLink, and Charter in both quarters ended April 28, 2018 and April 29, 2017.

Note: Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13.

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Appendix: Regulation G Disclosure Reconciliation of Non‐GAAP Financial Measures to Comparable GAAP Financial Measures Non‐GAAP Adjusted EBITDA Unaudited  ($ in 000's)  Quarter Ended April 28, 2018 April 29, 2017 Q1‐19 Q3‐17 Reconciliation of net income to Non‐GAAP Adjusted EBITDA: Net income  $                  17,231 $                 38,796 Interest expense, net                     10,166                       9,382 Provision for income taxes                       6,478                    22,750 Depreciation and amortization                     43,355                    37,411    Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")                     77,230                  108,339 Gain on sale of fixed assets                      (8,415)                     (5,048) Stock‐based compensation expense                       4,863                       4,915    Non‐GAAP Adjusted EBITDA $                  73,678 $               108,206 Contract Revenues $               731,375 $               786,338    Non‐GAAP Adjusted EBITDA as a % of Contract Revenues 10.1% 13.8% Notes: Amounts above may not add due to rounding.  Use of Non‐GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules,  conference calls, slide presentations, and webcasts, we may use or discuss Non‐GAAP financial measures, as defined by Regulation Gof the SEC. See Explanation of  Non‐GAAP Measures on slide 13.  16

Appendix: Regulation G Disclosure

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings Per Share
Unaudited
($ in 000's, except per share amounts)

	Quarter Ended					
	April 28, 2018			April 29, 2017		
	Q1-19			Q3-17		
	GAAP	*Reconciling Items*	*Adjusted Non-GAAP*	*GAAP*	*Reconciling Items*	*Adjusted Non-GAAP*
Contract revenues	$ 731,375	$ -	$ 731,375	$ 786,338	$ -	$ 786,338
Cost of earned revenues, excluding depreciation and amortization	599,573	-	599,573	621,475	-	621,475
General and administrative expenses	62,283	-	62,283	61,317	-	61,317
Depreciation and amortization	43,355	-	43,355	37,411	-	37,411
Total	705,211	-	705,211	720,203	-	720,203
Interest expense, net[a]	(10,166)	4,672	(5,494)	(9,382)	4,425	(4,957)
Other income, net	7,711	-	7,711	4,793	-	4,793
Income before income taxes	23,709	4,672	28,381	61,546	4,425	65,971
Provision for income taxes [b]	6,478	1,275	7,753	22,750	1,644	24,394
Net income	$ 17,231	$ 3,397	$ 20,628	$ 38,796	$ 2,781	$ 41,577
Diluted earnings per share	$ 0.53	$ 0.12	$ 0.65	$ 1.22	$ 0.09	$ 1.30
Shares used in computing Diluted EPS (in 000's) [c]:	32,408	(615)	31,793	31,910		31,910

Note: Amounts above may not add due to rounding.

a) Non-GAAP Adjusted Interest Expense excludes the non-cash amortization of the debt discount associated with the Company's 0.75% convertible senior notes due September 2021 (the "Notes").
b) Adjusted Non-GAAP provision for income taxes excludes the tax related impact of the debt discount associated with the Notes (see footnote (a) above).
c) Diluted shares used in computing expected GAAP Diluted Earnings per Common Share includes approximately 0.6 million common shares from the dilutive effect of the Notes based on the average share price during the quarter ended April 28, 2018. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive effect of the Notes based on the expected effect of the note hedge. See the Company's Form 8-K previously filed with the Securities and Exchange Commission on September 28, 2015 for further information regarding the Notes and note hedge.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13.

17

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted EBITDA
Unaudited
($ in 000's)

	Trailing 4 Quarters Ended January 27, 2018	Quarter Ended January 27, 2018 Q2-18	October 28, 2017 Q1-18	July 29, 2017 Q4-17	April 29, 2017 Q3-17
Reconciliation of net income to Non-GAAP Adjusted EBITDA:					
Net income	$ 151,339	$ 40,059	$ 28,776	$ 43,708	$ 38,796
Interest expense, net	38,677	9,853	9,707	9,735	9,382
Provision (benefit) for income taxes	26,592	(37,888)	15,603	26,127	22,750
Depreciation and amortization	162,707	42,401	42,651	40,244	37,411
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	379,315	54,425	96,737	119,814	108,339
Gain on sale of fixed assets	(18,910)	(722)	(6,495)	(6,645)	(5,048)
Stock-based compensation expense	23,066	5,897	7,380	4,874	4,915
Non-GAAP Adjusted EBITDA	$ 383,471	$ 59,600	$ 97,622	$ 118,043	$ 108,206
Contract Revenues	$ 2,977,874	$ 655,133	$ 756,215	$ 780,188	$ 786,338
Non-GAAP Adjusted EBITDA as a % of Contract Revenues	12.9%	9.1%	12.9%	15.1%	13.8%

Notes: Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 13.

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Appendix: Regulation G Disclosure Reconciliation of Non‐GAAP Financial Measures to Comparable GAAP Financial Measures Non‐GAAP Adjusted Net Income and Non‐GAAP Adjusted Diluted Earnings Per Share Unaudited ($ in 000's, except per share amounts)  Note: Amounts above may not add due to rounding.   a) Amounts include amortization of $6.2 million in Q3‐17, $6.3 million in Q4‐17, $6.3 million in Q1‐18 and $5.8 million in Q2‐18, altogether $24.6 million for the 4 Quarters Ended  January 27, 2018.   b) Non‐GAAP Adjusted Interest Expense excludes the non‐cash amortization of the debt discount associated with the Notes.  c) For both the Trailing 4 Quarters Ended January 27, 2018 and the quarter ended January 27, 2018, Adjusted Non‐GAAP provision for income taxes excludes: (i) an income  tax benefit of  $32.2 million resulting from tax reform , primarily due to the re‐measurement of the Company's net deferred tax liabilities at a lower U.S. federal corporate income tax rate; (ii) income  tax benefit of $6.9 million from the vesting and exercise of share‐based awards in accordance with ASU 2016‐09, Improvements to Employee Share‐Based Payment Accounting ("ASU  2016‐09"); and (iii) the tax related impact of the debt discount associated with the Notes (see footnote (b) above). d) Shares used in computing Diluted earnings per share for the Trailing 4 Quarters Ended January 27, 2018 is equal to the average diluted shares outstanding in the four trailing quarters.  For the quarter ended January 27, 2018, diluted shares used in computing expected GAAP Diluted Earnings per Common Share includes approximately 0.4 million common shares from  the dilutive effect of the Notes based on the average share price during the quarter ended January 27, 2018. The Company has a note hedge in effect to offset the economic dilution of  additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non‐GAAP Adjusted Diluted Shares excludes the GAAP dilutive effect of the Notes based  on the expected effect of the note hedge. See the Company's Form 8‐K previously filed with the Securities and Exchange Commission on September 28, 2015 for further information  regarding the Notes and note hedge. Use of Non‐GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules,  conference calls, slide presentations, and webcasts, we may use or discuss Non‐GAAP financial measures, as defined by Regulation Gof the SEC. See Explanation of  Non‐GAAP Measures on slide 13.  19

Appendix: Regulation G Disclosure Reconciliation of Non‐GAAP Financial Measures to Comparable GAAP Financial Measures Outlook –Non‐GAAP Diluted Earnings per Common Share for Fiscal 2019 and Quarter Ending July 28, 2018 (Q2-19) Unaudited Quarter Ending  July 28, 2018 Fiscal 2019 (Q2‐19) Diluted earnings per common share – GAAP (a) $3.81 ‐ $4.70  $1.02 ‐ $1.17  Adjustment for addback of after‐tax non‐cash amortization of debt discount and Q1‐19  dilutive share effect of Notes (b)(c) $  0.45  $  0.11  Non‐GAAP Adjusted Diluted Earnings per Common Share  $4.26 ‐ $5.15  $1.13 ‐ $1.28 Diluted shares (in millions) (c) 31.9 31.9 (a) The Company currently expects an effective tax rate of 27.5% before the tax effects of the settlement of share‐based awards. (b) The Company expects to recognize approximately $19.1 million and $4.8 million in pre‐tax interest expense during fiscal 2019 and the quarter ending  July 28, 2018, respectively, for non‐cash amortization of the debt discount associated with the Notes. The addback for fiscal 2019 also includes  approximately $0.01 for the Q1‐19 Non‐GAAP impact of the dilutive share effect of the Notes. (c) Actual GAAP diluted shares will include any applicable dilutive effect of the Notes based on the average share price during the respective period. The  Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly price of $130.43 per  share. Accordingly, for Non‐GAAP Adjusted Diluted Earnings per Common Share calculations, the Company expects to present results per share that  exclude the dilutive share effect of the Notes, if applicable, based on the expected effect of the note hedge. Note: Amounts above may not add due to rounding.   Use of Non‐GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules,  conference calls, slide presentations, and webcasts, we may use or discuss Non‐GAAP financial measures, as defined by Regulation Gof the SEC. See Explanation of  20 Non‐GAAP Measures on slide 13.

Appendix: Regulation G Disclosure Reconciliation of Non‐GAAP Financial Measures to Comparable GAAP Financial Measures Reconciliation of Net Income to Non‐GAAP Adjusted EBITDA based on the Midpoint of Earnings per Common Share ("EPS") Guidance for Fiscal 2019 and  Quarter Ending July 28, 2019 (Q2‐19)  (Dollars in millions) Unaudited Quarter Ending  July 28, 2018  Fiscal 2019 (Q2‐19) Net income $(at midpoint 136   of$35.0 EPS guidance) Interest expense, net 42                       10.5  Provision for income taxes 52                       13.3  Depreciation and amortization 180                       45.2  Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")                 410                    103.9  Gain on sale of fixed assets (16)                      (4.1) Stock‐based compensation expense 26                         6.6  Non‐GAAP Adjusted EBITDA $                 420  $                   106.4  Contract Revenues (at midpoint of guidance) $              3,330  $                       845  Non‐GAAP Adjusted EBITDA % of Contract Revenues (at midpoint of guidance) 12.6% 12.6% Note: Amounts above may not add due to rounding.   Use of Non‐GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules,  conference calls, slide presentations, and webcasts, we may use or discuss Non‐GAAP financial measures, as defined by Regulation Gof the SEC. See Explanation of  21 Non‐GAAP Measures on slide 13.

1st Quarter Fiscal 2019 May 22, 2018 Results Conference Call